SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____ )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

      Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[X] Definitive Additional Materials

[   ] Soliciting Material Under Rule 14a-12

CROWN MEDIA HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration No.:

3)	Filing Party:

4)	Date Filed:

CROWN MEDIA HOLDINGS, INC.

6430 S. Fiddlers Green Circle, Suite 500
Greenwood Village, CO 80111

SUPPLEMENT TO PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

       This Supplement concerns our proxy statement dated May 7, 2001 for our 2001 Annual Meeting of stockholders, which was held on June 7, 2001 and has been adjourned to July 17, 2001. This Supplement has been prepared and is furnished by the Board of Directors of Crown Media Holdings, Inc. (“Crown Media Holdings” or “we”) in connection with our 2001 Annual Meeting.

      This Supplement is being mailed to stockholders on or about July 2, 2001.

Adjourned Meeting on July 17, 2001; Purpose

      The purpose of the 2001 Annual Meeting was to consider four proposals. Proposal 1 was the proposed purchase by us from Hallmark Entertainment Distribution, LLC of 702 film titles and related properties and rights, called the film assets, for a purchase price consisting of shares of our Class A common stock and the assumption or payment of $220 million of liabilities relating to the film assets (the “films transaction”). The number of shares issuable in the transaction is 32,085,562 to 35,294,118 shares of Class A common stock depending on the average stock price (as defined in the proxy statement) from November 6, 2000 to the date of closing. The three other proposals before the stockholders at the 2001 Annual Meeting were the election of ten directors, an amendment of our certificate of incorporation to increase the authorized number of shares of Class A common stock and an amendment to our 2000 Long Term Incentive Plan.

      On June 6, 2001, the day before the 2001 Annual Meeting, we learned of a complaint filed in a Delaware court with respect to the films transaction. This lawsuit and an agreement in principle to settle the lawsuit are described below.

      At the 2001 Annual Meeting, we postponed the vote on the films transaction to a later reconvened meeting so that stockholders could be informed of the lawsuit. At the 2001 Annual Meeting, our stockholders re-elected the ten existing members of our Board of Directors, approved the amendment to our certificate of incorporation to increase the authorized number of shares of Class A common stock and approved the amendment to the 2000 Long Term Incentive Plan.

      The reconvened Annual Meeting of our stockholders will be held on July 17, 2001 at 10:00 a.m., Mountain Time, at our offices located at 6430 S. Fiddlers Green Circle, Suite 500, Greenwood Village, Colorado 80111. At the reconvened Meeting, our stockholders will consider approval of the acquisition by us of the film assets from Hallmark Entertainment Distribution, including the issuance of the Class A common stock in that transaction, as described in Proposal 1.

      The number of shares of Class A common stock issued by us in the films transaction will be reduced as provided in the proposed settlement of the lawsuit as described below if the settlement becomes final. However, our stockholders are not being asked to vote on the proposed settlement. The parties contemplate that the proposed settlement will be presented to the court for hearing and approval as soon as practical and that the parties will send notice to our stockholders of the proposed settlement and these proceedings in accordance with applicable requirements.

      Enclosed is a proxy that may be used for the reconvened meeting. A stockholder using the enclosed proxy should vote only as to Proposal 1. (Any vote on the other matters will have no effect because those matters were approved on June 7, 2001.) The Company is not re-soliciting proxies for Proposal 1 because there has not been a change in the Proposal. If you have previously voted by proxy and do not wish to change your vote, you do not need to take any action. If you wish to change your vote, you should complete the enclosed proxy card. The proxy card contains information on voting by telephone or via the Internet.

      If you have not already voted, please vote on Proposal 1 by mailing your proxy or following the instructions for voting by telephone or via the Internet.

      Our stockholders as of the close of business on April 12, 2001 are entitled to vote at the reconvened Annual Meeting. The required vote for Proposal 1 is the affirmative vote of a majority of the outstanding shares of Class A common stock held by persons other than Hallmark Entertainment Distribution and its affiliates (including Hallmark Entertainment, Inc. and Hallmark Cards, Incorporated).

      The independent committee of our Board of Directors that considered and authorized the films transaction recommends that you vote FOR the films transaction.

New Voting Deadlines

      To be returned in a timely fashion for the reconvened Meeting, proxy cards must be received by us by July 16, 2001. The new deadline for telephone voting or for Internet voting is 4:00 p.m. EDT on July 16, 2001.

Pending Lawsuit

      On June 6, 2001, we received a legal complaint from a stockholder regarding the films transaction. The lawsuit was filed on that date in the court of Chancery in the State of Delaware for New Castle County and names as defendants us, all of our directors (including one director who resigned on May 3, 2001 as described in the proxy statement), Hallmark Cards, Hallmark Entertainment Distribution and Hallmark Entertainment. The complaint, filed as a purported class action on behalf of holders of the Company’s Class A common stock as well as a derivative action on behalf of Crown Media Holdings, requests rescission of the films transaction, an award of damages to the purported class or other relief. The plaintiff alleges that the proposed films transaction is the product of an unfair process designed to advantage Hallmark Cards as the controlling stockholder and that the price being paid to Hallmark Entertainment Distribution is not entirely fair. In that regard, the complaint alleges that the independent committee formed by our Board of Directors did not function properly and failed to provide a disinterested mechanism to obtain a fair arm’s length transaction with Hallmark Entertainment Distribution, that the financial adviser (Salomon Smith Barney Inc.) and counsel (Holland & Hart LLP) were not independent and that the financial adviser’s opinion was insufficient and unreliable. The complaint also alleges that the issuance of shares of Class A common stock to Hallmark Entertainment Distribution in the transaction will allow Hallmark Cards to have control of the vote of Class A common stock in case of a separate class vote.

      In addition, the complaint alleges that the defendants breached a duty of disclosure by failing to disclose in the proxy statement all material facts in connection with the films transaction. The complaint specifically alleges that our proxy statement did not disclose: Hallmark Cards’ purpose for the transaction; how Hallmark Cards chose the 702 titles in the transaction; how Hallmark Cards arrived at the price proposed in the transaction; projections used by Salomon Smith Barney and the independent committee as a basis for concluding that the transaction is fair; and additional revenues that can be expected from the film assets. A copy of the complaint is available from the Register’s office of the Delaware Court of Chancery for New Castle County, Civil Action No. 18949.

      On June 29, 2001, we, Hallmark Cards and the other defendants entered into a memorandum of understanding stating an agreement in principle on a settlement of the lawsuit concerning the films transaction. The memorandum of understanding provides that the purchase price for the film assets will be reduced by 425,000 shares of Class A common stock. At the closing of the films transaction, these shares are to be placed in escrow pending release to us if there is final court approval of the settlement. (If the settlement is not approved by the court, then the shares will be transferred to Hallmark Cards.) As required by the memorandum of understanding, we also conferred with the plaintiff’s counsel regarding the information disclosed in this Supplement. Attorneys’ fees for the plaintiff in an amount determined by the court will be paid by us. We will also pay the cost of notices in the settlement.

      The memorandum of understanding provides that all defendants have denied, and continue to deny, that they have committed any violations of law and that they are entering into the settlement solely because the proposed settlement would eliminate the burden, expense, and distraction of further litigation, and would permit the films transaction to proceed without risk of injunctive or other relief.

      The memorandum of understanding provides that the parties will attempt in good faith to enter into a stipulation of settlement and to present the settlement to the court for hearing and approval as soon as practicable, and that, following appropriate notice to our stockholders, the parties will use their best efforts to obtain final court approval of the settlement including that the lawsuit will be dismissed with prejudice. The memorandum of understanding contemplates that prior to the settlement, a class consisting of all record owners and beneficial owners of our common stock on any day from November 6, 2000 (the date that the films transaction was publicly announced) to and including the date of the mailing of the notice of settlement, other than the defendants, will be certified by the court. The memorandum of understanding provides that all claims, rights and causes of action against us, our officers, directors, employees, agents, attorneys, investment bankers and other related parties that arise out of the events alleged in the lawsuit will be released if the settlement receives final court approval. The memorandum of understanding will be terminated if the films transaction is not effectuated for any reason or if the final court approval of the settlement does not occur for any reason.

      The memorandum of understanding permits the closing of the films transaction prior to the settlement becoming final. Because of the importance of the films transaction, if our Class A stockholders (other than Hallmark Entertainment Distribution and its affiliates) approve the films transaction, we intend to close the transaction immediately after the reconvened Annual Meeting or as soon thereafter as practical.

Additional Information

      We are providing the following information to cover certain topics about which stockholders may have questions because of some of the claims in the lawsuit described above. Our providing this information should not be construed as an acknowledgment or agreement that the proxy materials sent to you earlier failed to disclose material facts.

      The films transaction was initially proposed in the summer of 2000 by our Chairman (who is also the President and Chief Executive Officer of Hallmark Entertainment) and our President. They believed that the transaction would be beneficial to us for the reasons described in the proxy statement. Hallmark Entertainment Distribution believed that the films in the Hallmark Entertainment Distribution library, when combined with our network distribution, would have greater value at Crown Media Holdings than at Hallmark Entertainment Distribution, thereby benefiting Hallmark Entertainment Distribution as a substantial stockholder of us.

      For the most part, the films which are the subject of the films transaction are films being licensed by us under our existing programming agreements and were selected by us as those titles from the film library of Hallmark Entertainment Distribution as most appropriate for our family channels. The titles to be acquired include such highly rated television movies and mini-series as Alice In Wonderland, Merlin, Gulliver’s Travels, the Temptations, Noah’s Ark, Cleopatra, Arabian Nights and Lonesome Dove. (These named titles were produced or co-produced by Hallmark Entertainment or its affiliates.) Other examples of titles included in the transaction are rights to Laurel and Hardy and Our Gang movies from the Hal Roach library and to many children’s and young adults titles from the Kushner-Locke library, such as the Josh Kirby series. (These other titles were acquired by Hallmark Entertainment or its affiliates from unaffiliated third parties.) Principally for historical and sentimental reasons, Hallmark Cards requested that the rights to the Hallmark Hall of Fame films be retained by Hallmark Entertainment Distribution.

      The final price in the films transaction involved a substantial decrease from the price originally proposed by Hallmark Entertainment Distribution as a result of negotiations at the direction of the independent committee. The negotiating team that represented the independent committee included a member of the independent committee and reported frequently to the independent committee. The original price proposed on February 1, 2001, was: (1) 38,644,067 shares of Class A common stock; (2) the assumption of $150 million of Hallmark Entertainment’s debt under a line of credit; and (3) an assumption of accounts payable of approximately $105 million. The independent committee negotiated the price down to: (1) The issuance of

32,085,562 to 35,294,118 shares of Class A common stock which is 6,558,505 to 3,349,949 fewer shares than under Hallmark’s original proposal; (2) our assumption of $120 million of debt, a decrease of $30 million; and (3) our assumption of $100 million of payables related to the film assets, a decrease of $5 million. If the proposed settlement described above becomes final, the number of shares issued by us in the films transaction will be reduced by an additional 425,000 shares of Class A common stock.

      Salomon Smith Barney used certain projections provided by Hallmark Entertainment Distribution and us in analyzing the value of the film assets and the consideration paid by us. Information regarding these projections was provided to the independent committee in negotiating the total purchase price for the films transaction and considering the fairness of that transaction. The methods used by Salomon Smith Barney and the results of its analysis are summarized in the proxy statement. We urge all stockholders to read the proxy statement in its entirety.

      As stated in the proxy statement, the independent committee that considered the films transaction concluded that the films transaction is fair to and in the best interests of us and our stockholders other than Hallmark Entertainment and its affiliates. We believe that the independent committee of our Board of Directors consists of experienced businesspersons who are independent of Hallmark Entertainment Distribution and its affiliates. As described in the proxy statement, the independent committee rigorously approached its functions to act on behalf of us and our stockholders, other than Hallmark Entertainment and its affiliates, and caused the films transaction to be negotiated on an arm’s length basis. The independent committee believes that its financial adviser and counsel were independent of Hallmark Entertainment Distribution and its affiliates. Salomon Smith Barney Inc. acted as the financial adviser to the independent committee and delivered its opinion to the effect that, as of the date of its opinion, the consideration to be paid by Crown Media Holdings was fair, from a financial point of view, to Crown Media Holdings. The independent committee believes that the films transaction is important to us for a number of reasons, including increasing our scale and diversification, reducing the time needed to reach our goal of a break-even point in our EBITDA (earnings before interest, income taxes, depreciation and amortization), and facilitating our ability to execute both equity and debt offerings in the future.

      If you have not signed and returned a proxy card for the vote on the films transaction or if you wish to change your vote, please date, sign and return the enclosed proxy card.

By order of the Board of Directors

-s- JUDITH WHITTAKER
JUDITH A. WHITTAKER
Secretary

July 2, 2001

CROWN MEDIA HOLDINGS, INC.

6430 S. Fiddlers Green Circle, Suite 500
Greenwood Village, CO 80111

July 2, 2001

To Our Stockholders:

      We previously sent to you a proxy statement dated May 7, 2001, for the solicitation of proxies in connection with our Annual Meeting of stockholders held on June 7, 2001, and any adjournment of that meeting. The proxy statement described four proposals to be considered by the stockholders. Proposal 1 concerns the proposed purchase by us from Hallmark Entertainment Distribution, LLC of 702 film titles and related properties and rights, which we refer to as the “films transaction.”

      On the day before the Annual Meeting, we received notice that a lawsuit had been filed in a Delaware state court against us, our directors and Hallmark companies with respect to the films transaction. In order to tell you about this development, we postponed a vote on the films transaction at the Annual Meeting. We did elect directors and approved two other matters at the meeting held on June 7. Subsequently, we entered into an agreement in principle to settle the lawsuit.

      Enclosed is a supplement to our earlier proxy statement. The supplement explains that the adjourned meeting will be reconvened on July 17, 2001, at our Denver offices to vote on the films transaction proposal. The supplement describes the lawsuit which was filed and the agreement in principle to settle the lawsuit. The supplement also provides some additional information to respond to some questions which you might have after reading about the complaint in the lawsuit.

      The independent committee of our Board that considered and authorized the films transaction believes that the films transaction is fair and in the best interest of our company and our stockholders. The independent committee also believes that the films transaction is important for our future success. The independent committee recommends that you vote FOR the films transaction.

      If you have previously voted by proxy and do not wish to change your vote, you do not need to take any action. If you wish to change your vote, you should complete the enclosed proxy card. You may also vote by mail or by telephone or Internet as described on the proxy card. If you have not already voted, please vote on Proposal 1 by mailing your proxy or following the instructions for voting by telephone or via the Internet.

Very truly yours,

Crown Media Holdings, Inc.
-s- DAVID J. EVANS

By:	David J. Evans,

President and Chief
Executive Officer

The Board of Directors recommends a vote FOR the Board’s nominees and “FOR” Items 1, 3, and 4.

Please mark your votes as indicated in this example	|X|

1.	Approval of the Acquisition by Crown Media Holdings, Inc. of Film Assets from Hallmark Entertainment Distribution, LLC, including the Issuance of 32,085,562 to 35,294,118 shares of Class A Common Stock

FOR |_|	AGAINST |_|	ABSTAIN |_|

2.	Election of directors:

	FOR all nominees listed (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed
01 Wilford V. Bane, 02 Arnold L. Chavkin, 03 Robert J. Druten,
04 David J. Evans, 05 Robert A. Halmi, Jr. 06 Donald J. Hall, Jr.,
07 Irvine O. Hockaday, Jr., 08 David B. Koff, 09 Peter A. Lund,
10 John P. Mascotte	|_|	|_|

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE’S NAME ON THE LINE IMMEDIATELY BELOW.) ______________________________________________

3.	Approval of an Amendment to the Amended and Restated Certificate of Incorporation of Crown Media Holdings, Inc. to Increase the Authorized Number of Shares of Class A Common Stock to 200,000,000

FOR |_|	AGAINST |_|	ABSTAIN |_|

4.	Ratification of Amendment to the Amended and Restated Crown Media Holdings, Inc. 2000 Long Term Incentive Plan

FOR |_|	AGAINST |_|	ABSTAIN |_|

5.	In their discretion, to vote upon other matters properly coming before the meeting.

Address Change? mark Box Indicate Changes Below:	|_|
_____________________________________ _____________________________________

Signature_________________________  Signature_________________________ Date________________

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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Voting Instructions

     There are three ways to vote your Proxy: by telephone, via the Internet or by mail. The telephone and internet voting procedures are designed to authenticate your identity, allow you to vote your shares and confirm that your instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the processes of the bank or broker; there-fore, you should follow the voting instructions on the form you receive from your bank or broker.

     VOTE BY TELEPHONE (1-800-840-1208)

     Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your identification number provided below. Follow the instructions provided.

     Your telephone vote authorizes the named proxies to vote your shares in the adjourned meeting in the same manner as if you marked, signed and returned your proxy card. The deadline for telephone voting on proposal 1 at the adjourned meeting is 4:00 p.m. EST on July 16, 2001.

     VOTE VIA THE INTERNET (http://www.proxyvoting.com/crwn)

     Log on to the Internet and go to the web site http://www.proxyvoting.com/crwn 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your identification number provided below. Follow the instructions provided.

     If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you are solely responsible. Your Internet vote authorizes the named proxies to vote your shares at the adjourned meeting in the same manner as if you marked, signed and returned your proxy card. The deadline for Internet voting on proposal 1 at the adjourned meeting is 4:00 p.m. EST on July 16, 2001.

     VOTE BY MAIL

     Mark, sign and date your proxy card and return it in the postage-paid envelope provided so that it is received by July 16, 2001.

If you vote by telephone or the Internet, please do NOT mail your proxy card. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

CROWN MEDIA HOLDINGS, INC.

RECONVENED ANNUAL MEETING OF STOCKHOLDERS

July 17, 2001
10:00 a.m.

Crown Media Holdings, Inc.
6430 S. Fiddlers Green Circle, Suite 500
Greenwood Village, CO 80129

PROXY RECONVENED

The Board solicits this proxy for use at the reconvened Annual Meeting on July 17, 2001, and all adjournments thereof.

     The shares of stock you hold in your account will be voted as you specify on the reverse side.

     By signing the proxy, you revoke all prior proxies and appoint Robert A. Halmi, Jr., David J. Evans and William J. Aliber, and each of them, with full power of substitution, to vote all your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED “FOR” THE BOARD’S NOMINEES AND “FOR” ITEMS 1, 3 AND 4.

(to be signed and dated on the other side)

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